Exhibit 4.1

CERTIFIED COPY

OF

SECURITIES RESOLUTION NO. 26

OF

WISCONSIN ELECTRIC POWER COMPANY

I, Joshua M. Erickson, Assistant Corporate Secretary of WISCONSIN ELECTRIC POWER COMPANY (the “Company”), do hereby certify that the attached is a true and correct copy of Securities Resolution No. 26 under the Indenture dated as of December 1, 1995 between the Company and U.S. Bank Trust Company, National Association, as successor to Firstar Trust Company, as Trustee, which has been duly adopted by the Vice President and Treasurer of the Company pursuant to authorization delegated to him by the Board of Directors of the Company by resolutions duly adopted by said Board on December 19, 2025; and I do further certify that said Securities Resolution No. 26 has not been rescinded and remains in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said WISCONSIN ELECTRIC POWER COMPANY this 4th day of June 2026.

/s/ Joshua M. Erickson
Joshua M. Erickson
Assistant Corporate Secretary

(CORPORATE SEAL)

4.65% DEBENTURES DUE JUNE 15, 2031

5.10% DEBENTURES DUE JUNE 15, 2036

SECURITIES RESOLUTION NO. 26

OF

WISCONSIN ELECTRIC POWER COMPANY

The actions described below are taken by the Board (as defined in the Indenture referred to below) of WISCONSIN ELECTRIC POWER COMPANY (the “Company”), or by an Officer or committee of Officers pursuant to Board delegation, pursuant to resolutions adopted by the Board of Directors of the Company on December 19, 2025 and Section 2.01 of the Indenture dated as of December 1, 1995 (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association (as successor to Firstar Trust Company), as Trustee. Terms used herein and not defined have the same meaning as in the Indenture.

A. 4.65% Debentures due June 15, 2031

RESOLVED, that a new series of Securities is authorized as follows:

1.	The title of the series is 4.65% Debentures due June 15, 2031 (“2031 Debentures”).

2.	The form of the 2031 Debentures shall be substantially in the form of Exhibit 1 hereto.

3.	The 2031 Debentures shall have the terms set forth in Exhibit 1.

4.	The 2031 Debentures shall have such other terms as are set forth in Exhibit 3 hereto.

5.	The 2031 Debentures shall be sold to the underwriter(s) named in the prospectus supplement dated June 1, 2026 on the following terms:

Aggregate Principal Amount: $400,000,000

Price to Public: 99.936%

Underwriting Discount: 0.600%

Closing Date: June 4, 2026

B. 5.10% Debentures due June 15, 2036

RESOLVED, that a new series of Securities is authorized as follows:

1.	The title of the series is 5.10% Debentures due June 15, 2036 (“2036 Debentures”).

2.	The form of the 2036 Debentures shall be substantially in the form of Exhibit 2 hereto.

3.	The 2036 Debentures shall have the terms set forth in Exhibit 2.

4.	The 2036 Debentures shall have such other terms as are set forth in Exhibit 3 hereto.

5.	The 2036 Debentures shall be sold to the underwriter(s) named in the prospectus supplement dated June 1, 2026 on the following terms:

Aggregate Principal Amount: $400,000,000

Price to Public: 99.835%

Underwriting Discount: 0.650%

Closing Date: June 4, 2026

This Securities Resolution shall be effective as of June 1, 2026.

EXHIBIT 1

No._______	$_____________

WISCONSIN ELECTRIC POWER COMPANY

4.65% Debentures due June 15, 2031

CUSIP 976656 CX4

WISCONSIN ELECTRIC POWER COMPANY

promises to pay to ________________________________________________________ or registered assigns the principal sum of _______________________________________________________Dollars on June 15, 2031

Interest Payment Dates:	June 15 and December 15
Record Dates:	June 1 and December 1

Dated:

WISCONSIN ELECTRIC POWER COMPANY

by

[Title of Authorized Officer]

(CORPORATE SEAL)

[Assistant] Secretary

U.S. BANK TRUST COMPANY, NATIONAL

ASSOCIATION

Transfer Agent and Paying Agent

Authenticated:

U.S. BANK TRUST COMPANY, NATIONAL

ASSOCIATION

Registrar, by

Authorized Signature

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WISCONSIN ELECTRIC POWER COMPANY

4.65% Debentures due June 15, 2031

1.	Interest.

Wisconsin Electric Power Company (the “Company”), a Wisconsin corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year commencing December 15, 2026. Interest on the Securities (as defined in Section 4) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 4, 2026. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.	Method of Payment.

The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder’s registered address.

3.	Securities Agents.

Initially, U.S. Bank Trust Company, National Association will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.	Indenture.

The Company issued the securities of this series (the “Securities”) under an Indenture dated as of December 1, 1995 (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association (as successor to Firstar Trust Company) (the “Trustee”). The terms of the Securities include those stated in the Indenture and in the Securities Resolution establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and such Act for a statement of such terms.

5A.	Optional Redemption.

Prior to May 15, 2031 (the “Par Call Date”), the Company may redeem the Securities at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

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(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to, but not including, the date of redemption; and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

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If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Company will send notice at least 10 days, but not more than 60 days, before the redemption date to each holder of the Securities to be redeemed. Except for the foregoing, the procedures for the redemption of the Securities will be governed by Article 3 of the Indenture.

5B.	Tax Credit Event Redemption

If a Tax Credit Event (as defined below) occurs, the Company may redeem, upon a notice of redemption not less than 10 nor more than 60 days prior to the date fixed for redemption, the Securities, in whole but not in part at a redemption price equal to 101% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. A notice of redemption of the Securities upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Securities were issued and (b) six months from the date of issuance of the Securities and (ii) shall be accompanied by an Officers’ Certificate stating that a Tax Credit Event has occurred.

A “Tax Credit Event” occurs with respect to the Securities if, in the Company’s reasonable determination, there exists a material risk, due to the Securities (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its Affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

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The consummation of a redemption upon a Tax Credit Event may be subject to the trustee’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the trustee on or before such date).

6.	Denominations, Transfer, Exchange.

The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

7.	Persons Deemed Owners.

The registered holder of a Security may be treated as its owner for all purposes.

8.	Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

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9.	Restrictive Covenants.

The Securities are unsecured general obligations of the Company initially limited to $400,000,000 principal amount. The Company may from time to time without notice to, or the consent of, the holders of the Securities, create and issue further securities of the same series, equal in rank to the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new securities or, if applicable, the first payment of interest following the issue date of the new securities) so that the new securities may be consolidated and form a single series with the Securities and have the same terms as to status, redemption or otherwise as the Securities. The Indenture does not limit other unsecured debt. Section 4.07 of the Indenture, which if applicable limits certain mortgages and other liens, will apply with respect to the Securities, as modified by the final sentence of this Section 9. The limitations are subject to a number of important qualifications and exceptions.

With respect to the Securities, any liens created in connection with (i) the sale by the Company of “environmental control property” (as defined in Section 196.027(1)(h) of the Wisconsin Statutes) to a subsidiary of the Company and the related issuance by such subsidiary of “environmental trust bonds” (as defined in Section 196.027 of the Wisconsin Statutes) or (ii) any sale of similar assets and the related issuance of other similar securities pursuant to legislation adopted by the State of Wisconsin, shall be exempt from the limitations on liens in Section 4.07 of the Indenture.

10.	Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

11.	Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America which are not callable at the issuer’s option or certificates representing an ownership interest in such Obligations.

12.	Defaults and Remedies.

An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in the payment of any sinking fund obligation with respect to the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

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Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13.	Trustee Dealings with Company.

U.S. Bank Trust Company, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

14.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.	Authentication.

This Security shall not be valid until authenticated by a manual signature of the Registrar.

16.	Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act), and U/T/M/A (=Uniform Transfers to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type. Requests may be made to: Corporate Secretary, Wisconsin Electric Power Company, 231 West Michigan Street, P.O. Box 2046, Milwaukee, WI 53201.

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EXHIBIT 2

No._______	$_____________

WISCONSIN ELECTRIC POWER COMPANY

5.10% Debentures due June 15, 2036

CUSIP 976656 CY2

WISCONSIN ELECTRIC POWER COMPANY

promises to pay to ________________________________________________________ or registered assigns the principal sum of _______________________________________________________Dollars on June 15, 2036

Interest Payment Dates:	June 15 and December 15
Record Dates:	June 1 and December 1

Dated:

WISCONSIN ELECTRIC POWER COMPANY

by

[Title of Authorized Officer]

(CORPORATE SEAL)

[Assistant] Secretary

9

U.S. BANK TRUST COMPANY, NATIONAL

ASSOCIATION

Transfer Agent and Paying Agent

Authenticated:

U.S. BANK TRUST COMPANY, NATIONAL

ASSOCIATION

Registrar, by

Authorized Signature

10

WISCONSIN ELECTRIC POWER COMPANY

5.10% Debentures due June 15, 2036

1.	Interest.

Wisconsin Electric Power Company (the “Company”), a Wisconsin corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year commencing December 15, 2026. Interest on the Securities (as defined in Section 4) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 4, 2026. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.	Method of Payment.

The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder’s registered address.

3.	Securities Agents.

Initially, U.S. Bank Trust Company, National Association will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.	Indenture.

The Company issued the securities of this series (the “Securities”) under an Indenture dated as of December 1, 1995 (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association (as successor to Firstar Trust Company) (the “Trustee”). The terms of the Securities include those stated in the Indenture and in the Securities Resolution establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and such Act for a statement of such terms.

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5A.	Optional Redemption.

Prior to March 15, 2036 (the “Par Call Date”), the Company may redeem the Securities at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to, but not including, the date of redemption; and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

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If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Company will send notice at least 10 days, but not more than 60 days, before the redemption date to each holder of the Securities to be redeemed. Except for the foregoing, the procedures for the redemption of the Securities will be governed by Article 3 of the Indenture.

5B.	Tax Credit Event Redemption

If a Tax Credit Event (as defined below) occurs, the Company may redeem, upon a notice of redemption not less than 10 nor more than 60 days prior to the date fixed for redemption, the Securities, in whole but not in part at a redemption price equal to 101% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. A notice of redemption of the Securities upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Securities were issued and (b) six months from the date of issuance of the Securities and (ii) shall be accompanied by an Officers’ Certificate stating that a Tax Credit Event has occurred.

A “Tax Credit Event” occurs with respect to the Securities if, in the Company’s reasonable determination, there exists a material risk, due to the Securities (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its Affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

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The consummation of a redemption upon a Tax Credit Event may be subject to the trustee’s receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the trustee on or before such date).

6.	Denominations, Transfer, Exchange.

The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

7.	Persons Deemed Owners.

The registered holder of a Security may be treated as its owner for all purposes.

8.	Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

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9.	Restrictive Covenants.

The Securities are unsecured general obligations of the Company initially limited to $400,000,000 principal amount. The Company may from time to time without notice to, or the consent of, the holders of the Securities, create and issue further securities of the same series, equal in rank to the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new securities or, if applicable, the first payment of interest following the issue date of the new securities) so that the new securities may be consolidated and form a single series with the Securities and have the same terms as to status, redemption or otherwise as the Securities. The Indenture does not limit other unsecured debt. Section 4.07 of the Indenture, which if applicable limits certain mortgages and other liens, will apply with respect to the Securities, as modified by the final sentence of this Section 9. The limitations are subject to a number of important qualifications and exceptions.

With respect to the Securities, any liens created in connection with (i) the sale by the Company of “environmental control property” (as defined in Section 196.027(1)(h) of the Wisconsin Statutes) to a subsidiary of the Company and the related issuance by such subsidiary of “environmental trust bonds” (as defined in Section 196.027 of the Wisconsin Statutes) or (ii) any sale of similar assets and the related issuance of other similar securities pursuant to legislation adopted by the State of Wisconsin, shall be exempt from the limitations on liens in Section 4.07 of the Indenture.

10.	Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

11.	Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America which are not callable at the issuer’s option or certificates representing an ownership interest in such Obligations.

12.	Defaults and Remedies.

An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in the payment of any sinking fund obligation with respect to the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

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Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13.	Trustee Dealings with Company.

U.S. Bank Trust Company, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

14.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.	Authentication.

This Security shall not be valid until authenticated by a manual signature of the Registrar.

16.	Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act), and U/T/M/A (=Uniform Transfers to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security in larger type. Requests may be made to: Corporate Secretary, Wisconsin Electric Power Company, 231 West Michigan Street, P.O. Box 2046, Milwaukee, WI 53201.

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EXHIBIT 3

WISCONSIN ELECTRIC POWER COMPANY

4.65% Debentures due June 15, 2031

5.10% Debentures due June 15, 2036

Supplemental Terms

In addition to the terms set forth in Exhibit 1 and Exhibit 2 to Securities Resolution No. 26, the 2031 Debentures and the 2036 Debentures shall have the following terms:

Section 1. Definitions. Capitalized terms used and not defined herein shall have the meaning given such terms in the Indenture. The following is an additional definition applicable to the 2031 Debentures and the 2036 Debentures:

“Depositary” means, with respect to each of the 2031 Debentures and the 2036 Debentures, issued as one or more global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934 or other applicable statute or regulation.

Section 2. Securities Issuable as Global Securities.

(a)  The 2031 Debentures and the 2036 Debentures shall each be issued in the form of one or more permanent global Securities and shall, except as otherwise provided in this Section 2, be registered only in the name of the Depositary or its nominee. Each global Security shall bear a legend substantially to the following effect:

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(b)  If at any time (i) the Depositary with respect to the 2031 Debentures or the 2036 Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such global Security or (ii) the Depositary for the 2031 Debentures or the 2036 Debentures shall no longer be eligible or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such global Security. If a successor Depositary for such global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Transfer Agent shall register the exchange of such global Security for an equal principal amount of Registered Securities in the manner provided in Section 2.07 of the Indenture.

(c)  The Transfer Agent shall register the transfer or exchange of a global Security for Registered Securities pursuant to Section 2.07 of the Indenture if (i) a Default or Event of Default shall have occurred and be continuing with respect to the 2031 Debentures or the 2036 Debentures, or (ii) the Company determines that the 2031 Debentures or the 2036 Debentures shall no longer be represented by global Securities.

(d)  In any exchange provided for in the preceding paragraphs (b) or (c), the Company will execute and the Registrar will authenticate and deliver Registered Securities. Registered Securities issued in exchange for a global Security shall be in such names and denominations as the Depositary for such global Security shall instruct the Registrar. The Registrar shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

(e)  The 2031 Debentures and the 2036 Debentures will trade in the Depositary’s Same-Day Funds Settlement System. All payments of principal and interest on global Securities will be made by the Company in immediately available funds.

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